UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 14, 2016
Petrolia Energy Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Petrolia Energy Corporation, formerly Rockdale Resources Corporation (the “Company”) with the U.S. Securities and Exchange Commission on April 14, 2016 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2015 Annual Meeting of Shareholders held on April 14, 2016 (the “2015 Annual Meeting”). The sole purpose of this Amendment is to add item (d) below regarding the Company’s decision as to the frequency of future shareholder advisory votes regarding the compensation of the Company’s named executive officers (“say on pay”). Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.
(d)          Due to the fact that stockholders holding 61.0% of the total stockholder vote, including 97.6% of the total number of stockholders voting at the Company’s 2015 Annual Meeting, voted in favor of holding future advisory votes on executive compensation of our named executive officers every “3 Years”, the Board of Directors has determined that the Company will hold future non-binding, advisory votes of stockholders to approve the compensation of the named executive officers every “3 years”, until the next non-binding, advisory stockholder vote on the frequency of stockholder votes on executive compensation, currently scheduled to occur at our 2018 annual meeting of stockholders, or until the Board of Directors otherwise determines a different frequency for such non-binding, advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Zel C. Khan
Zel C. Khan Chief Executive Officer

Date: May 15, 2017